Exhibit 99.1

FOR IMMEDIATE RELEASE

InPhonic Announces Financial Results for Fourth Quarter

and Full Year 2006

Reports Record Fourth Quarter and Full Year 2006 Results

Signs Fifth Major Wireless Carrier to Residual Compensation Agreement

Reaches Final Settlement with Attorney General’s Office

WASHINGTON, February 22, 2007 (BUSINESS WIRE) — InPhonic, Inc. (NASDAQ:INPC), a leading online seller of wireless services and products, today reported financial results for the fourth quarter and full year ended December 31, 2006.

“We are very pleased with our fourth quarter and full year results. In 2006, InPhonic made substantial progress in transitioning our business by putting in place residual-based compensation agreements with most of the major wireless carriers, improving our customer service experience, expanding our industry leading online distribution channel with high-quality partners such as Best Buy, Staples and Amazon,” said InPhonic’s Chairman and CEO David A. Steinberg. “For 2007, we are focused on continuing the strong operational momentum of this past year while maintaining strong revenue growth, further improving operating and contribution margins and generating sustainable positive operating cash flow.”

Revenue was $120.3 million for the fourth quarter 2006, compared to $85.2 million for the fourth quarter 2005. Loss from continuing operations for the fourth quarter 2006 was ($3.4) million or ($0.09) per basic and diluted share compared to a loss from continuing operations of ($24.8) million for the fourth quarter of 2005 or ($0.70) per basic and diluted share. Excluding the impact of rebate settlement and related expenses and restructuring costs of $4.5 million, income from continuing operations for the fourth quarter 2006 would have been $1.1 million or $0.03 per basic and diluted share.

Non-GAAP Adjusted EBITDA for the fourth quarter 2006 was $11.4 million, compared to non-GAAP Adjusted EBITDA of ($12.4) million for the fourth quarter 2005. Non-GAAP Adjusted EBT for the fourth quarter 2006 was $10.6 million, or $0.28 per basic share, compared to non-GAAP Adjusted EBT of ($14.6) million, or ($0.41) per basic share for the fourth quarter 2005.

Revenue was $405.7 million for the year ended December 31, 2006, compared to $320.5 million for the year ended December 31, 2005. Loss from continuing operations for the year ended December 31, 2006 was ($17.3) million or ($0.48) per basic and diluted share compared to a loss from continuing operations of ($37.8) million for the year ended December 31, 2005 or ($1.10) per basic and diluted share. Excluding the impact of rebate settlement and related expenses, settlement and earnout expenses and restructuring costs of $11.1 million, loss from continuing operations for the full year of 2006 would have been ($6.2) million or ($0.17) per basic and diluted share.

Non-GAAP Adjusted EBITDA for the year ended December 31, 2006 was $24.5 million, compared to non-GAAP Adjusted EBITDA of $7.2 million for the year ended December 31, 2005. Non-GAAP Adjusted EBT for the year ended December 31, 2006 was $21.5 million, or $0.59 per basic share, compared to non-GAAP Adjusted EBT of $0.4 million, or $0.01 per basic share for the year ended December 31, 2005.

Adjusted EBITDA is defined as net income (loss) from continuing operations before interest expense, taxes, depreciation and amortization, restructuring costs, other non-recurring costs and stock-based compensation. Adjusted EBT is defined as Adjusted EBITDA after deducting depreciation and amortization and adding back the effect of amortization related to acquired software and intangibles and internal software development. Adjusted

EBT per basic share is defined as the per share value of Adjusted EBT based on the outstanding common stock. Adjusted EBT per diluted share is defined as the per share value of Adjusted EBT on a fully-diluted basis.

During the fourth quarter of 2006, InPhonic generated positive cash flow of approximately $6.5 million from its operations. The company also had changes in working capital reflecting purchases of inventory for the holiday selling season which utilized prompt pay discounts from its suppliers. We also experienced heavy activation volumes in the latter half of the fourth quarter, due to the holiday selling season, which increased accounts receivable that have subsequently converted to cash in the first quarter of 2007.

Fifth Major Wireless Carrier Signs Up For Residual Compensation

InPhonic recently signed an agreement with another major wireless carrier that provides for monthly residual commission payments. This represents the fifth major wireless carrier to enter into a residual compensation agreement with InPhonic. In addition, InPhonic has residual compensation agreements with two MVNO partners, Virgin Wireless and Amp’d Mobile. “We continue to be successful in negotiating residual based compensation over the life of a subscriber in exchange for a reasonable concession in near-term activation revenue,” commented InPhonic CFO Larry Winkler. “We are very pleased with the economics of these residual compensation agreements and believe they are providing increased visibility and value to the business.”

InPhonic ended 2006 with approximately 660,000 residual revenue subscribers.

Final Settlement with District of Columbia Attorney General’s Office

InPhonic has reached a Final settlement with the District of Columbia Attorney General’s Office concerning the outstanding consumer protection lawsuit related to the use of mail-in rebates. The Company believes that it has adequately reserved for such settlement and does not expect any additional financial statement changes related to the settlement in the future.

New Affinity and Distribution Partners

•

Launched full suite wireless devices and wireless services on Amazon’s wireless store. InPhonic now offers through its popular consumer brand Wirefly a wide range of activated cell phones, smartphones, PDAs and aircards with service plans from all the nation’s leading wireless carriers. InPhonic also offers prepaid cell phones and cell phone accessories, and is the only third party merchant within the Amazon.com wireless store.

•

Launched US Airways Dividend Miles Wireless and Air Tran A+ Rewards Wireless online stores that reward customers for their purchases of wireless products and services. US Airways and Air Tran join Delta and United as the third and fourth InPhonic operated travel related benefits wireless programs.

Debt Financing Completed

During the quarter, InPhonic entered into a $100 million debt financing agreement with Goldman Sachs and Citigroup. The financing will be used for any or all of the following: (a) to repay all indebtedness under the Company’s existing revolving operating line of credit, (b) to fund share repurchases by the Company and (c) for working capital needs and general corporate purposes. To date, $75 million has been drawn down. It is expected the balance will be drawn down in the first quarter of 2007. Following the completion of the debt financing, InPhonic announced a $30 million stock buyback program.

Business Outlook

The following business outlook is based on current information and expectations as of February 22, 2007. The business outlook for first quarter and full year 2007 includes the near-term impact to revenue and Adjusted EBITDA of the addition of a fifth residual compensation carrier. It is currently expected that the outlook will not be updated until the release of InPhonic’s next quarterly earnings announcement, notwithstanding subsequent developments; however, InPhonic may update the outlook or any portion thereof at any time.

	FY 2007	Q1 2007
Revenue (in millions)	$500 - $510	$108 - $110
Adjusted EBITDA (in millions)	$33 - $35	$4.5 - $5.5
Adjusted EPS per basic and diluted share	$0.24 - $0.27	$0.00 - $0.02

Adjusted EPS per basic and diluted share is defined as earnings per share as calculated on the face of the income statement adjusted for stock-based compensation expense and depreciation of intangibles.

Non-GAAP Financial Measures

A reconciliation between GAAP and Non-GAAP results is shown immediately following the Unaudited Condensed Consolidated Statements of Cash Flows.

The Company believes that the presentation of the above Non-GAAP measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. The Company believes when U.S. GAAP results are viewed in conjunction with these Non-GAAP measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these measures for reviewing the Company’s financial results.

These measures should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company has reconciled Non-GAAP financial measures included in this press release to the nearest GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call

Company management will be holding a conference call today, Thursday, February 22, 2007 at 5:00 PM Eastern Time to discuss its fourth quarter and year end 2006 financial results and provide a Company update.

The conference call can be accessed by calling the following phone numbers:

•	800-811-8845 (Domestic) or 913-981-4905 (International); passcode 9097544.

•	The replay will be available through March 3, 2007 by dialing 888-203-1112 (Domestic) or 719-457-0820 (International); passcode 9097544.

•	A link to an audio Webcast of the call will be available at http://investor.inphonic.com/. An audio Webcast archive following the call will also be available at http://investor.inphonic.com/

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC—News) is a leading online seller of wireless services and products. InPhonic sells these services and products, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

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Forward-Looking Statements—This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including, without limitation, all statements related to future financial performance, plans to grow our business and build our brand. Words such as “expect,” “anticipate,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the Year ended December 31, 2005 and our Quarterly Reports on Forms 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and InPhonic undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Investors: InPhonic, Inc. Gary Tiedemann VP, Investor Relations VP, Public Relations (202) 333-0001 gtiedemann@inphonic.com	Press: InPhonic, Inc. Tripp Donnelly VP, Public Relations (202) 333-0001 tdonnelly@inphonic.com

INPHONIC, INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2006	2005	2006
Revenue:
Activations and services	$63,122	$99,854	$233,730	$330,050
Equipment	22,080	20,478	86,809	75,639

Total revenue	85,202	120,332	320,539	405,689

Cost of revenue, exclusive of depreciation and amortization:
Activations and services	326	777	1,221	2,653
Equipment	55,524	59,658	190,509	210,232

Total cost of revenue	55,850	60,435	191,730	212,885

Operating expenses:
Sales and marketing, exclusive of depreciation and amortization	32,127	34,108	93,726	117,718
General and administrative, exclusive of depreciation and amortization	18,804	18,553	63,131	63,841
Depreciation and amortization	3,461	5,188	9,840	17,174
Rebate settlement and related expenses	—	4,019	—	7,859
Settlement and earnout	—	—	—	696
Restructuring costs	—	436	847	2,551
Investment write-off	—	—	228	—

Total operating expenses	54,392	62,304	167,772	209,839

Operating loss	(25,040)	(2,407)	(38,963)	(17,035)

Other income (expense):
Interest income	591	713	2,167	2,329
Interest expense	(371)	(1,738)	(970)	(2,638)

Total other income	220	(1,025)	1,197	(309)

Loss from continuing operations	(24,820)	(3,432)	(37,766)	(17,344)

Discontinued operations:
Income (loss) from discontinued operations	(1,131)	(94)	(1,784)	(193)
Gain on sale	1,355	—	1,355	—

Total income (loss) from discontinued operations	224	(94)	(429)	(193)

Net loss	$(24,596)	$(3,526)	$(38,195)	$(17,537)

Basic and diluted net loss per share:

Net loss from continuing operations	$(0.70)	$(0.09)	$(1.10)	$(0.48)
Net income (loss) from discontinued operations	0.01	—	(0.01)	—

Basic and diluted net loss per share	$(0.69)	$(0.09)	$(1.11)	$(0.48)

Basic and diluted weighted average shares outstanding	35,463,559	37,688,951	34,417,954	36,312,970

Unaudited Stock-Based Compensation:	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2005	2006	2005	2006
Sales and marketing	$440	$687	$2,201	$2,891
General and administrative	3,883	3,287	15,585	9,860
Restructuring costs	—	201	—	1,513
Income (loss) from discontinued operations	574	114	832	112

	$4,897	$4,289	$18,618	$14,376

INPHONIC INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2005	December 31, 2006
Assets		(unaudited	)
Current assets:
Cash and cash equivalents	$70,783	$89,972
Accounts receivable, net	34,606	88,398
Inventory, net	19,680	23,164
Prepaid expenses	2,405	6,507
Deferred costs and other current assets	6,823	3,122
Current assets of discontinued operations	2,430	391

Total current assets	136,727	211,554

Restricted cash and cash equivalents	400	38
Property and equipment, net	12,121	22,639
Goodwill	31,140	37,327
Intangible assets, net	12,651	8,092
Deposits and other assets	3,058	9,212

Total assets	$196,097	$288,862

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,543	$81,747
Accrued expenses and other liabilities	31,588	14,432
Current portion of deferred revenue	13,851	7,188
Current maturities of long-term debt and capital leases	377	301
Current liabilities of discontinued operations	3,130	1,103

Total current liabilities	80,489	104,771

Long-term debt and capital lease obligations, net of current maturities	15,474	63,826
Deferred revenue, net of current portion	284	478

Total liabilities	96,247	169,075

Stockholders’ equity:
Common stock, $0.01 par value Authorized 200,000,000 shares at December 31, 2005 and December 31, 2006; issued and outstanding 35,232,869 and 37,138,480 shares at December 31, 2005 and December 31, 2006, respectively	353	371
Additional paid-in capital	264,155	301,611
Accumulated deficit	(164,658)	(182,195)

Total stockholders’ equity	99,850	119,787

Total liabilities and stockholders’ equity	$196,097	$288,862

INPHONIC, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2006	2005	2006
Cash flows from operating activities:
Net loss	$(24,596)	$(3,526)	$(38,195)	$(17,537)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,461	5,188	9,840	17,174
Non-cash sales and marketing expense and other	—	160	—	456
Non-cash interest expense, net	108	498	594	498
Stock-based compensation	4,897	4,176	18,618	14,264
Gain from sale of Liberty Wireless	(1,355)	—	(1,355)	—
Non-cash write-off of investment	—	—	228	—

Cash generated by operations	(17,485)	6,496	(10,270)	14,855
Changes in operating assets and liabilities, net of assets and liabilities received from business acquisitions:
Accounts receivable	7,705	(31,852)	(15,916)	(53,446)
Inventory	15,661	(5,010)	(7,540)	(1,167)
Prepaid expenses	(454)	146	(1,721)	(5,577)
Deferred costs and other assets	(3,092)	(902)	(4,152)	3,705
Deposits and other assets	(1,238)	(652)	(2,595)	(2,805)
Accounts payable	(8,188)	23,675	8,956	49,273
Accrued expenses and other liabilities	3,435	(4,899)	8,973	(14,755)
Deferred revenue	(840)	(3,056)	4,188	(6,469)

Net cash used in operating activities	(4,496)	(16,054)	(20,077)	(16,386)

Cash flows from investing activities:
Capitalized expenditures, including internal capitalized labor	(3,091)	(6,647)	(11,836)	(22,172)
Cash paid for acquisitions	(111)	(673)	(8,781)	(4,662)
Cash paid for intangible assets	(193)	—	(2,725)	(193)
Purchase of short-term investments	—	—	—	(5,000)
Proceeds from the maturity of short-term investments	5,005	—	—	5,000
Proceeds from the sale of assets	101	—	101	1,111
Decrease (increase) in restricted cash and cash equivalents	100	(38)	100	362

Net cash provided by (used in) investing activities	1,811	(7,358)	(23,141)	(25,554)

Cash flows from financing activities:
Principal repayments on long-term debt	(69)	(20,033)	(284)	(21,784)
Borrowings on line-of-credit	—	—	15,000	6,355
Borrowings on term loan		75,000		75,000
Cash paid for repurchase of common stock	(9,998)	(3,235)	(13,088)	(3,738)
Proceeds from exercise of warrants and options	2,010	4,115	11,679	5,296
Net costs of initial public offering	(1)	—	(292)	—

Net cash provided by (used in) financing activities	(8,058)	55,847	13,015	61,129

Net increase (decrease) in cash and cash equivalents	(10,743)	32,435	(30,203)	19,189
Cash and cash equivalents, beginning of the period	81,526	57,537	100,986	70,783

Cash and cash equivalents, end of the period	$70,783	$89,972	$70,783	$89,972

Supplemental disclosure of cash flows information:
Cash paid during the period for: Interest	$146	$143	$253	$917

Supplemental disclosure of non-cash activities:
Issuance of detachable warrants with term loan	—	11,945	—	11,945
Release of funds in escrow related to acquisitions	—	—	10,700	—
Issuance of common stock in business acquisitions	—	21	8,209	5,202
Issuance of warrant to purchase common stock to vendor	—	—	—	3,228
Purchase consideration in accrued liabilities	—	—	3,000	224
Inventory exchanged for advertising credits	—	—	—	2,323
Issuance of common stock in intangible asset purchase	—	—	1,549	—
Stock-based compensation capitalized as internal labor	—	173	—	616
Equipment purchased on capital lease	229	—	595	152

INPHONIC INC.

Reconciliation of non-GAAP measure to nearest comparable GAAP measures

(unaudited, in millions, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2006	2005	2006
Adjusted EBITDA and EBT:

Net loss from continuing operations	$(24.8)	$(3.4)	$(37.8)	$(17.3)
Add back:
Interest expense/(income)	0.1	1.0	(0.8)	0.3
Depreciation and amortization	3.5	5.2	9.8	17.2
Non-cash amortization of sales and marketing expense	—	0.2	—	0.5
Restructuring costs	—	0.4	0.9	2.6
One-time and Non-recurring items	0.4	—	8.9	0.7
Rebate settlement and related expenses	—	4.0	0.0	7.9
Loss on investments	—	—	0.2	—
Impact of Discontinued Operations	4.1	—	8.0	—
Stock-based compensation	4.3	4.0	18.0	12.8

Adjusted EBITDA	(12.4)	11.4	7.2	24.5

Depreciation and amortization adjustments:
Depreciation and amortization	(3.5)	(5.2)	(9.8)	(17.2)
Amortization related to acquired software and intangibles and internal software development	1.2	4.4	3.1	14.2

Adjusted EBT	$(14.6)	$10.6	$0.4	$21.5

Adjusted EBT per share
Basic	$(0.41)	$0.28	$0.01	$0.59
Diluted	$(0.41)	$0.27	$0.01	$0.58

Basic weighted average shares	35,463,559	37,688,951	34,417,954	36,312,970

Diluted weighted average shares	37,374,506	39,218,650	37,754,914	37,236,261